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                        Immediate
                        Daniel P. Zoellner
                        314/877-7052


RALCORP HOLDINGS REPORTS SIGNIFICANTLY IMPROVED THIRD QUARTER, NINE MONTH 1998
                                   EARNINGS

NOTE: Previously, Ralcorp Holdings, Inc. announced the intended sale of its branded baby food subsidiary, Beech-Nut Nutrition Corporation, to the Milnot Company for $68 million in cash. As a result of announcing this transaction, accompanying this earnings release are unaudited pro forma statements of earnings reflecting the Company's results without the results of Beech-Nut included. In addition, comparisons of pro forma results are made throughout this release.

ST. LOUIS, MO, JULY 29, 1998 Ralcorp Holdings, Inc. today reported net sales and net earnings for the third quarter ended June 30, 1998 of $143.3 million and $13.2 million compared to net sales and earnings for the same quarter last year of $140.7 million and $3.1 million, respectively. Basic and diluted earnings per share for the current year's third quarter were $.40, compared to last year's third quarter basic and diluted earnings per share of $.09. The earnings increase is primarily due to the continued operating improvements of the Company's private label cereal and cracker and cookie divisions and favorable equity earnings related to Ralcorp's investment in Vail Resorts,
Inc. Partially offsetting these gains are the continued competitive and category difficulties that are negatively effecting the Company's branded baby food subsidiary.

A comparison of unaudited pro forma results for the quarter ended June 30, 1998 to the same quarter of the prior year reflects net sales and net earnings of $111.6 million and $13.8 million, respectively, for the period ended June 30, 1998 compared to net sales of $96.2 million and net earnings of $1.4 million for the same prior year period. This improvement in sales and earnings further accents the significant operating progress of the Company's private label cereal and cracker and cookie divisions, as well as the favorable equity earnings from Ralcorp's Vail investment.

On a comparison of unaudited pro forma results for the nine month period ended June 30, 1998 to unaudited pro forma results for the same period of the prior year, net sales were $330.7 million and $271.1 million, respectively, an improvement of $59.6 million, or nearly 22 percent. Pro forma net earnings for the current year's first nine months were $29.4 million, or $.90 per basic share and $.89 per diluted share, compared to prior year pro forma net earnings of $3.5 million, or $.11 per share (basic and diluted). Included in the prior year pro forma results is a $4.6 million ($2.9 million after tax) charge to cover certain severance-related costs. Excluding this charge, prior year pro forma net earnings would have been $6.4 million, or $.20 per share (basic and diluted). The Company took no unusual charges during the current nine month period.

The unaudited pro forma information assumes the divestitures of the Company's branded cereal and snack mix businesses and ski resort operations were completed as of the beginning of the prior year nine month period. Actual timing of these divestitures occurred during the quarter ended March 31, 1997. The Company's ski resort holdings were sold to Vail Resorts, Inc. on January 3, 1997 and the Company's branded cereal and snack mix businesses were sold to General Mills, Inc. on January 31, 1997. In addition, both current and prior year unaudited pro forma information reflects the elimination of operating results related to the Company's branded baby food subsidiary. Earlier, Ralcorp announced the planned sale of Beech-Nut Nutrition Corporation to the Milnot Company. Therefore, comparisons of unaudited pro forma results in the current year to the unaudited pro forma results of the prior year provide a more meaningful analysis of operating results and trends.

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Actual  net  sales  for  the nine month period ended June 30, 1997 were $595.0 million compared to $427.6 million for the same period of the current fiscal year. The significant decline in net sales year-over-year is due to the prior year period including sales of the Company's branded cereal and snack business through January 31, 1997 and revenues attributable to the Company's ski resort operations through January 3, 1997.

Net earnings for the nine months ended June 30, 1997, were $24.6 million, or $.74 per diluted share compared to the aforementioned net earnings for the corresponding current year period of $28.5 million, or $.86 per diluted share. Excluded from the first nine months of fiscal 1997 net earnings are two separate restructuring charges totaling $23.0 million pre-tax ($14.5 million after tax or $.44 per basic and diluted share) and a one-time, tax-free gain on the sale of the branded businesses of $516.5 million or $15.56 per diluted share.
                              NET  SALES  BY  DIVISION
                           Three  Months  Ended          Nine  Months  Ended
                                 June 30,                     June 30,
                             1998       1997              1998       1997
    Ralston  Food          $  66.9     $ 63.0           $ 207.1    $  193.1*
    Bremner                   36.5       33.2             115.4        78.0
    Beech-Nut                 31.7       44.5              96.9       118.3
    Flavor  House              8.2         -                8.2          -
                           $ 143.3    $ 140.7           $ 427.6    $  389.4

    * On a pro forma basis, reflecting elimination of sales related to the branded cereal and snack business.

CONSUMER  FOODS
---------------
Actual Consumer Foods sales improved $2.6 million, or nearly 2 percent for the quarter and declined $167.4 million for the nine months, as the prior nine month period includes the October 1996 through January 1997 sales of the now divested branded cereal and snack business. Comparing sales of the first nine months of the current fiscal year to the same prior year period, excluding the benefit of the branded cereal and snack business, sales rose $38.2 million, or nearly 10 percent. These sales dollar increases can be attributed primarily to the increase from the Bremner cracker and cookie operation, which benefited in the current year from three full quarters of integrating the Wortz Company sales. The Wortz Company, a private label cracker and cookie operation, was acquired on April 21, 1997. In addition, store brand ready-to-eat cereal sales improved over the prior year on a 7.3 percent volume increase on a current quarter to prior year quarter comparison and a 6.5 percent volume improvement when comparing nine month periods. Net sales for the quarter were also aided by the Company's acquisition of Flavor House, Inc., a snack nut business, on April 23, 1998. Flavor House, which is currently being managed by the Company's private label cereal division, contributed $8.2 million of net sales. Offsetting a good portion of the sales improvement, were year-over-year sales declines of $12.8 million for the quarter, on a nearly 31 percent case volume decline, and $21.4 million for the nine months, on a 20.7
percent  case  volume  drop,  from  Beech-Nut  baby  foods.    Beech-Nut's
quarter-to-quarter comparison is difficult as the prior year's third quarter benefited from the grocery trade's buy-in ahead of a July 1, 1997 price increase. The baby food business, however, continued to be negatively effected by both significant competitive pricing pressures and a declining category.

From an operating results perspective, Ralcorp recorded an operating profit of $12.6 million for the current quarter and $36.6 million for the nine months ended June 30, 1998. While the operating profit for the nine months is significantly below the branded business-enhanced operating profit level of the prior year's first nine months, the operating profit for the current quarter represents more than a 31 percent improvement over the same quarter of the prior year, the first comparable quarter which also reflects no benefit of branded business operations. On an EBITDA basis (earnings before interest, taxes, depreciation and amortization) the Company recorded $45.6 million for the nine months ended June 30, 1998, excluding the equity earnings from its Vail Resorts, Inc. investment. Ralston Foods recorded significant operating

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profit improvement on the strength of its volume growth, while maintaining the substantially lower cost base achieved through previous restructuring and cost
containment  efforts.   Bremner operating profit improved considerably in both
the quarter and nine months due primarily to the addition of Wortz and an improved product mix. Operating results at Beech-Nut were significantly down
from  both  prior  year  comparison  periods.    Beech-Nut  recorded  a modest
operating loss for the quarter ended June 30, 1998, ending an extended period of profitable quarterly results. As referred to earlier, the Company's baby food subsidiary has been and continues to be plagued by heavy competitive pricing pressure and a significant decline in the overall baby food category.

EQUITY  INTEREST  IN  VAIL  RESORTS,  INC.
------------------------------------------
Upon the sale of Ralcorp's resort operations to Vail Resorts, Inc. in January 1997, Ralcorp retained an equity ownership interest in Vail, which as of June 2, 1998 was approximately 22 percent. On November 6, 1997, Vail announced a change in its fiscal year end from September 30 to July 31. As a result, Ralcorp reports current year equity earnings on a two month time lag and the Company's entire current fiscal year will include only ten months of equity earnings from Vail.

The quarter ended June 30, 1998, benefited from non-cash, pre-tax equity earnings of $9.7 million compared to an equity loss of $2.6 million in the same prior year period. As explained, this significant difference is due to timing, in that, Ralcorp's reporting for the current year quarter includes the historically profitable months of February through April. The prior year equity loss amount relates to the months of April 1997 through June 1997. Through the nine months ended June 30, 1998, the Company's equity stake in Vail Resorts resulted in non-cash, pre-tax earnings of $13.9 million compared to $7.9 million during the same prior year period. Ralcorp's reporting through the first nine months of fiscal 1998 includes Vail's results for only the period of October 1997 through April 1998 and the prior year's equity earnings reflects only the months of January through June (the period subsequent to the Vail transaction). Ralcorp's equity ownership interest in Vail earnings for Vail's fourth quarter ending July 31, 1998 will be reported in the Company's quarter ending September 30, 1998.

UNAUDITED  PRO  FORMA  INFORMATION
----------------------------------
The accompanying Unaudited Pro Forma Combined Statement of Earnings reflects pro forma information for the quarter and nine month periods ended June 30, 1998 and 1997. This information assumes the divestitures of the Company's branded baby food subsidiary, branded cereal and snack business and Resort Operations were completed as of the beginning of the periods presented.

See attached schedules and notes for additional information on the quarter and nine month results for both years.


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                         RALCORP HOLDINGS, INC.
                   CONSOLIDATED STATEMENT OF EARNINGS
                   (in millions except per share data)


                                Three  Months  Ended        Nine Months Ended
                                      June  30,                  June 30,
                                 1998          1997         1998         1997
Net  Sales                    $  143.3      $  140.7     $  427.6     $  595.0

Costs  and  Expenses
  Cost  of  products  sold        94.8          92.9        277.9        328.4
  Selling,  general
  and  administrative             25.2          24.6         74.5        101.8
  Advertising  and
  promotion                       12.2          15.7         43.3        125.0
  Interest  expense
  (income),  net                   -              .2          (.1)         8.1
  Gain  on  Branded  Sale         -             -            -          (516.5)
  Restructuring  charge            -             -            -           23.0
  Equity  (earnings)  loss
  in  Vail  Resorts,  Inc.        (9.7)          2.6        (13.9)        (7.9)
                                 122.5         136.0        381.7         61.9
Earnings  before
Income  Taxes                     20.8           4.7         45.9        533.1
Income  Taxes                      7.6           1.6         17.4          6.5

Net  Earnings                 $   13.2      $    3.1     $   28.5     $  526.6

Basic  Earnings  per
Common  Share                 $    .40      $    .09     $    .87     $  15.98

Diluted  Earnings  per
Common  Share                 $    .40      $    .09     $    .86     $  15.86

Weighted  Average  Shares
Outstanding  -  Basic             32.6          33.0         32.8         33.0

Weighted  Average  Shares
Outstanding  -  Diluted           33.1          33.2         33.2         33.2


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                          RALCORP HOLDINGS, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                   (in millions except per share data)


                                           Three      Three     Nine    Nine
                                           Months     Months    Months  Months
                                           Ended      Ended     Ended   Ended
                                          June 30,   June 30, June 30, June 30,
                                            1998       1997      1998    1997

Net  Sales                               $  111.6    $  96.2 $  330.7 $  271.1

Costs  and  Expenses
  Cost  of  products  sold                   78.0       69.9    228.1    196.6
  Selling,  general  and
  administrative                             19.7       18.5     57.7     62.8
  Advertising  and  promotion                 2.6        3.7     14.2     14.5
  Interest  expense  (income),  net           (.9)       (.7)    (2.7)    (2.7)
  Restructuring  charge                       -          -        -        4.6
  Equity  (earnings)  loss  in
  Vail  Resorts                              (9.7)       2.6    (13.9)   (10.2)
                                             89.7       94.0    283.4    265.6
Earnings  before  Income  Taxes              21.9        2.2     47.3      5.5
Income  Taxes                                 8.1         .8     17.9      2.0

Net  Earnings                            $   13.8     $  1.4 $   29.4 $    3.5

Basic  Earnings  per
Common  Share                            $    .42     $  .04 $    .90 $    .11

Diluted  Earnings  per
Common  Share                            $    .42     $  .04 $    .89 $    .11

Weighted  Average  Shares
Outstanding  -  Basic                        32.6       33.0     32.8     33.0

Weighted  Average  Shares
Outstanding  -  Diluted                      33.1       33.2     33.2     33.2

Notes:

1. Previously, the Company announced the intended sale of its branded baby food subsidiary, Beech-Nut Nutrition Corporation, to the Milnot Company for $68 million in cash. As referred to in Note 4 below, the accompanying comparative unaudited pro forma combined statements of earnings reflects the Company's results of operations without the benefit of Beech-Nut results.

2. During the nine months ended June 30, 1997, the Company recorded a $516.5 million tax-free gain related to the sale of its branded cereal and snack business to General Mills, Inc. on January 31, 1997.

3. On January 3, 1997, the Company sold its Resort Operations and related ski resort properties to Vail Resorts, Inc. in exchange for the assumption of $165 million in Company debt and an equity interest in Vail.

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4.    The accompanying comparative unaudited pro forma combined statements of earnings for the quarter and nine month periods ended June 30, 1998 and 1997 are presented to reflect the results of operations assuming the sales of the Company's Beech-Nut Nutrition Corporation, Resort Operations and branded cereal and snack business had been completed as of the beginning of these periods. These unaudited pro forma statements of earnings are for informational purposes only and may not necessarily reflect future results of operations or what the results of operations would have been had the sale transactions been completed during the periods shown.

5. During the quarter ended March 31, 1997, the Company recorded a $18.4 million ($11.6 million after taxes or $.35 per basic and diluted share) restructuring charge to cover severance payments to employees whose jobs were eliminated as a result of the Company's sale of its branded cereal and snack business. This charge also covers the payment of certain penalties related to the early termination of information systems contracts and other costs related to the disposition. The level of systems support included in these contracts was no longer warranted after the branded cereal and snack business sale.

6. During the quarter ended December 31, 1996, the Company recorded a restructuring charge to cover expenses related to the severance packages received by certain separated employees. The amount of the charge was $4.6 million ($2.9 million after taxes) and reduced earnings per basic and diluted share for the quarter by $.09.

7.    The Company has adopted Statement of Financial Accounting Standards
      No. 128 - "Earnings per Share", by so doing, prior year earnings per share have been restated to conform to the presentation required by FAS 128 of basic and diluted earnings per share. The weighted average shares outstanding used to compute earnings per common share (basic and diluted) for the three and nine month periods ended June 30, 1998 and 1997 are based on the weighted average number of Ralcorp Stock shares outstanding for the periods then ended. In addition, the calculation of diluted earnings per share includes all other common stock equivalents.

8. Earnings per common share (basic and diluted) are computed independently for each of the periods presented, therefore, the sum of the earnings per common share (basic and diluted) amounts for the quarters may not total the year-to-date.

9. Operating results for any quarter are not necessarily indicative of the results for any other quarter or for the full year.